PowerUp
LENDING GROUP LTD

Agreement Dated October 1, 2015

Agreement Number PLG-1244

POWER UP LENDING GROUP, LTD.
SECURITY AGREEMENT AND GUARANTY

MERCHANT INFORMATION

Merchant (Business Name): North American Custom Specialty Vehicles, Inc., a DE corporation d/b/a NACS Vehicles, Inc., a subsidiary of Global Digital Solutions, Inc., a NJ corporation

Owner (Guarantor): Jerome J. Gomolski and Global Digital Solutions, Inc.

Type of entity: Corporation State of incorporation/organization: Delaware Date business started: 1995

Business Address: 864 Washburn Road, Building B

City: Melbourne State: Florida Zip: 32934 Federal ID#: 47-3182280

SECURITY AGREEMENT

Security Interest. To secure Merchant's payment and performance obligations to POWERUP and its affiliates under the RECEIVABLES PURCHASE AGREEMENT (the "RECEIVABLES PURCHASE AGREEMENT"). Merchant hereby grants to POWERUP a security interest in (a) all accounts, chattel paper, cash, deposit accounts, documents, equipment, general intangibles, instruments, inventory, or investment property, as those terms are defined in Article 9 of the Uniform Commercial Code of the State of California as amended (the "UCC"), now or hereafter owned or acquired by Merchant; and (b) all proceeds, as that term is defined in Article 9 of the UCC (a and b collectively, the "Collateral").

Cross-Collateral. To secure Guarantor's performance obligations to POWERUP under this Security Agreement and Guaranty (the "Agreement"). Guarantor hereby grants POWERUP, for itself, a security interest in ______________________________ (the "Additional Collateral"). Guarantor understands that POWERUP will have a security interest in the aforesaid Additional Collateral upon execution of this Agreement.

Merchant and Guarantor each acknowledge and agree that any security interest granted to POWERUP under any other agreement between Merchant or Guarantor and POWERUP (the "Cross-Collateral") will secure the obligations hereunder and under the REVENUE BASED FACTORING AGREEMENT.

Merchant and Guarantor each agrees to execute any documents or take any action in connection with this Agreement as POWERUP deems necessary to perfect or maintain POWERUP's first priority security interest in the Collateral, the Additional Collateral and the Cross-Collateral, including the execution of any account control agreements. Merchant and Guarantor each hereby authorizes POWERUP to file any financing statements deemed necessary by POWERUP to perfect or maintain POWERUP's security interest, which financing statement may contain notification that Merchant and Guarantor have granted a negative pledge to POWERUP with respect to the Collateral, the Additional Collateral and the Cross-Collateral, and that any subsequent lender or lienor may be tortiously interfering with POWERUP's rights. Merchant and Guarantor shall be liable for and POWERUP may charge and collect all costs and expenses, including but not limited to reasonable attorney's fees, which may be incurred by POWERUP in protecting, preserving and enforcing POWERUP's security interest and rights.

Negative Pledge. Merchant and Guarantor each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any additional cash advances, loans, lien on or with respect to any of the Collateral, the Additional Collateral or the Cross-Collateral, as applicable without written permission of POWERUP.

Remedies. Upon any Event of Default, POWERUP may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing, whether by acceleration or otherwise.

GUARANTY

Personal Guaranty. The undersigned Guarantor(s) hereby unconditionally and absolutely guarantees to POWERUP, and its affiliates, Merchant's payment and performance of all of the representations, warranties, covenants made by Merchant in this Agreement and the REVENUE BASED FACTORING AGREEMENT, as each agreement may be renewed, amended, extended or otherwise modified (the "Guaranteed Obligations"). Guarantor's obligations are continuing and are due (i) at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in this Agreement and the REVENUE BASED FACTORING AGREEMENT, and (ii) at the time Merchant admits its inability to pay its debts, or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Merchant seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts.

Guarantor Waivers. In the event that Merchant fails to perform any obligation when due under the REVENUE BASED FACTORING AGREEMENT time being of the essence, POWERUP may enforce its rights under this Agreement without first seeking to obtain payment from Merchant, any other guarantor, or any Collateral, Additional Collateral or Cross-Collateral POWERUP may hold pursuant to this Agreement or any other guaranty.

POWERUP does not have to notify Guarantor of any event of default and Guarantor will not be released from its obligations under this Agreement if it is not notified of any default including but not limited to: (i) Merchant's failure to pay timely any amount owed under the REVENUE BASED FACTORING AGREEMENT; (ii) any adverse change in Merchant's financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) POWERUP's acceptance of this Agreement ; and (v) any renewal, extension or other modification of the REVENUE BASED FACTORING AGREEMENT or Merchant's other obligations to POWERUP. In addition, POWERUP may take any of the following actions without releasing Guarantor from any of its obligations under this Agreement : (i) renew, extend or otherwise modify the REVENUE BASED FACTORING AGREEMENT or Merchant's other obligations to

POWERUP; (ii) release Merchant from its obligations to POWERUP; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Agreement. Until the Purchased Receivables and Merchant's other obligations to POWERUP under the REVENUE BASED FACTORING AGREEMENT and this Agreement are paid in full, Guarantor shall not seek reimbursement from Merchant or any other guarantor for any amounts paid by it under this Agreement. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation ; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that POWERUP must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor's obligations under this Agreement shall include that amount.

Guarantor Acknowledgement. Guarantor acknowledges that (i) He/She understands the seriousness of the provisions of this Agreement; (ii) He/She has had a full opportunity to consult with counsel of his/her choice; and (iii) He/She has consulted with counsel of its choice or has decided not to avail himself/herself of that opportunity.

Joint and Several Liability. The obligations hereunder of the persons or entities constituting Guarantor under this Agreement are joint and several.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE "REVENUE BASED FACTORING AGREEMENT", INCLUDING THE "REVENUE BASED FACTORING AGREEMENT TERMS AND CONDITIONS", ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS AGREEMENT. CAPITALIZED TERMS NOT DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANINGS SET FORTH IN THE REVENUE BASED FACTORING AGREEMENT, INCLUDING THE REVENUE BASED FACTORING AGREEMENT TERMS AND CONDITIONS.

MERCHANT	OWNER/GUARANTOR #1	OWNER/GUARANTOR #2	POWER UP LENDING GROUP, LTD.
North American Custom Specialty Vehicles, Inc., a DE corporation d/b/a NACS Vehicles, Inc., a subsidiary of Global Digital	GLOBAL DIGITAL SOLUTIONS, INC., a New Jersey corporation		
SIGN	SIGN	SIGN	
Jerome J. Gomolski, CFO	Jerome J. Gomolski, CFO		Curt Kramer, CEO
	Driver's License # ________	Driver's License #	

APPENDIX A

NSF Charge	$ 50.00ea	Up to FOUR TIMES ONLY before a default is declared
Rejected ACH	$100.00ea	When the borrower directs the bank to reject our Debit ACH which shall constitute a default
Bank Default Charge	$ 2,500.00	As specifically set forth in the loan agreement
Default Charge	$5,000.00	As specifically set forth in the loan agreement

Borrower Initials ________ INITIAL HERE